                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                               [December 31, 1999]

                Date of Report (Date of earliest event reported)

                                  ABGENIX, INC.

             (Exact name of registrant as specified in its charter)


        DELAWARE                   000-24207                 94-3248826
---------------------------------------------------------------------------
(State or other jurisdiction      (Commission             (I.R.S. Employer
    of incorporation              File Number)           Identification No.)

                              7601 DUMBARTON CIRCLE
                                FREMONT, CA 94555
                                -----------------
                    (Address of principal executive offices)


                                 (510) 608-6500
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

         On December 20, 1999, Abgenix, Inc. ("Abgenix") signed several agreements with JT America Inc. ("JT America") that became effective December 31, 1999 under which Abgenix acquired JT America's interest in XenoMouse-Registered Trademark-, a technology which is useful for generating fully human antibody drugs used in treating a wide range of diseases. Under the agreements, Abgenix paid $47.0 million in cash to JT America for its 50.0% interest in Xenotech, Inc., and its interest in Xenotech, L.P. ("Xenotech"), a limited partnership owned 49.5% by Abgenix, 49.5% by JT America and 1.0% by Xenotech, Inc. Xenotech was formed in 1991 by Abgenix' former parent company, Cell Genesys, Inc., and JT Immunotech Inc., a predecessor in interest to JT America Inc., to develop genetically modified strains of mice, known as XenoMouse technology, that can produce fully human monoclonal antibodies and to commercialize products generated from such mice, Cell Genesys, Inc. assigned its interest in Xenotech to Abgenix upon Abgenix' formation in 1996. In addition, part of the December 20, 1999 transaction, Abgenix also paid $10.0 million as compensation to Japan Tobacco, Inc. ("JT") for relinquishment of certain option and license rights it is currently entitled to. The amount of consideration paid was determined in an arms-length negotiation between the parties. Under the agreements, JT will have a research license to use existing and future XenoMouse technology and options to license the technology for a small number of antigen targets each year for which JT paid to Abgenix $4.0 million. For all antibody products generated using XenoMouse technology and developed by JT, JT will also make license fee payments to Abgenix, as well as royalty payments on any product sales under any product licenses. Abgenix also granted to JT other licenses under related technology. In return for these licenses, JT paid Abgenix $6.0 million. JT also retained options to, or licenses on, several antigen targets it had previously nominated under the former Xenotech structure.

     The foregoing descriptions of the agreements are qualified in their entirety to the text of the agreements, copies of which are attached hereto as exhibits.

     R. Scott Greer, President and Chief Executive Officer of Abgenix, and Raymond M. Withy, Ph.D., Chief Business Officer of Abgenix, are also directors of Xenotech, Inc.

     A portion of the proceeds that Abgenix received from the sale of 1,778,000 shares of common stock at $42.00 per share in a private placement conducted in November 1999 was used to pay JT America for the purchase of JT America's interest in Xenotech, L.P. and JT's relinquishment of its option and license rights.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

              The financial statements and pro forma financial information are filed herewith as follows:

       (a) Audited financial statements of the business acquired as of December 31, 1998 and 1997 and for the three years ended December 31, 1998 and the unaudited financial statements as of September 30, 1999 and for the nine month periods ended September 30, 1999 and 1998.


               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
Xenotech, LP

    We have audited the accompanying balance sheets of Xenotech, LP (a development stage enterprise) as of December 31, 1997 and 1998, and the related statements of operations, partners' capital and cash flows for each of the three years in the period ended December 31, 1998 and for the period from inception (June 12, 1991) to December 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xenotech, LP (a development stage enterprise) at December 31, 1997 and 1998 and the results of its operations and its cash flows for each of the three years ended December 31, 1998 and for the period from inception (June 12, 1991) to December 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
January 22, 1999

                                  XENOTECH, LP
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS

                                 (IN THOUSANDS)

                                     ASSETS

                                                                 DECEMBER 31,
                                                              -------------------   SEPTEMBER 30,
                                                                1997       1998          1999
                                                              --------   --------   --------------
                                                                                     (UNAUDITED)
Cash........................................................  $     58   $     94      $  1,329
Short-term investments......................................     3,750         --            --
Prepaid expenses and other current assets...................        11         11            --
Receivable from partners....................................     3,750        114            15
                                                              --------   --------      --------
    Total current assets....................................  $  7,569   $    219      $  1,344
                                                              ========   ========      ========

                                LIABILITIES AND PARTNERS' CAPITAL

Accrued liabilities.........................................  $     56   $     67      $     66
Payable related to cross-license and settlement agreement...     7,500         --            --
                                                              --------   --------      --------
    Total current liabilities...............................     7,556         67            66

Partners' capital:
  Paid-in capital...........................................    60,746     61,707        61,707
  Deficit accumulated during the development stage..........   (60,733)   (61,555)      (60,429)
                                                              --------   --------      --------
    Total partners' capital.................................        13        152         1,278
                                                              ========   ========      ========
    Total liabilities and partners' capital.................  $  7,569   $    219      $  1,344
                                                              ========   ========      ========

                            See accompanying notes.

                                  XENOTECH, LP
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                                           PERIOD FROM
                                                                   NINE MONTHS ENDED        INCEPTION
                                    YEAR ENDED DECEMBER 31,          SEPTEMBER 30,       (JUNE 12, 1991)
                                 ------------------------------   -------------------   TO SEPTEMBER 30,
                                   1996       1997       1998       1998       1999           1999
                                 --------   --------   --------   --------   --------   -----------------
                                                                      (UNAUDITED)          (UNAUDITED)
Research and license revenues
  from partners................  $  1,912   $    272    $  985    $   310     $1,155        $ 12,444
Expenses:
  Research and development.....     8,240      2,396     1,695      1,277         56          48,861
  General and administrative...       307         98        82         73        (27)          1,694
  Cross-license and settlement
    expense....................        --     22,470        30         --         --          22,500
                                 --------   --------    ------    -------     ------        --------
    Total expenses.............     8,547     24,964     1,807      1,350         29          73,055
Interest income................        21         12        --         --         --             182
                                 --------   --------    ------    -------     ------        --------
Net loss.......................  $ (6,614)  $(24,680)   $ (822)   $(1,040)    $1,126        $(60,429)
                                 ========   ========    ======    =======     ======        ========

                            See accompanying notes.

                                  XENOTECH, LP
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         STATEMENT OF PARTNERS' CAPITAL

                                 (IN THOUSANDS)

                                                                     LIMITED PARTNERS
                                                                  -----------------------     TOTAL
                                                       GENERAL       JAPAN                  PARTNERS'
                                                       PARTNER    TOBACCO INC.   ABGENIX     CAPITAL
                                                       --------   ------------   --------   ---------
Balance at December 31, 1995.........................   $  19       $    368     $    368   $    755
  Capital contributed................................      63          3,114        3,115      6,292
  Net loss...........................................     (66)        (3,274)      (3,274)    (6,614)
                                                        -----       --------     --------   --------
Balance at December 31, 1996.........................      16            208          209        433
  Capital contributed................................     230         12,015       12,015     24,260
  Net loss...........................................    (246)       (12,217)     (12,217)   (24,680)
                                                        -----       --------     --------   --------
Balance at December 31, 1997.........................      --              6            7         13
  Capital contributed................................       9            476          476        961
  Net loss...........................................      (9)          (406)        (407)      (822)
                                                        -----       --------     --------   --------
Balance at December 31, 1998.........................      --             76           76        152
  Capital contributed (unaudited)....................      --             --           --         --
  Net income (unaudited).............................      12            557          557      1,126
                                                        -----       --------     --------   --------
Balance at September 30, 1999 (unaudited)............   $  12       $    633     $    633   $  1,278
                                                        =====       ========     ========   ========

                            See accompanying notes.

                                  XENOTECH, LP
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                NINE MONTHS           PERIOD FROM
                                                                                   ENDED               INCEPTION
                                              YEAR ENDED DECEMBER 31,          SEPTEMBER 30,      (JUNE 12, 1999) TO
                                           ------------------------------   -------------------      SEPTEMBER 30,
                                             1996       1997       1998       1998       1999            1999
                                           --------   --------   --------   --------   --------   -------------------
                                                                                (UNAUDITED)           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)........................  $(6,614)   $(24,680)  $  (822)    $(785)     $1,126          $(60,429)
Adjustments to reconcile net loss to net
  cash used in operating activities:
  Charge for cross-license and
    settlement...........................       --       7,485        --        --          --             7,485
  Depreciation and amortization
    expense..............................       74           8        --        --          --               325
  Changes in certain assets and
    liabilities:
    Decrease (increase) in prepaid and
      other current assets...............      108         181        --      (231)         11                --
    Decrease (increase) in receivable
      from partner.......................       30      (3,750)    3,636        --          99               (15)
    Increase (decrease) in accrued
      liabilities........................     (298)         (3)       11        35          (1)               66
    Decrease in deferred revenue.........     (250)         --        --        --          --                --
    Increase (decrease) in payable for
      cross-license settlement...........       --       7,500    (7,500)       --          --                --
                                           -------    --------   -------     -----      ------          --------
      Net cash used in operating
        activities.......................   (6,950)    (13,259)   (4,675)     (981)      1,235           (52,568)
                                           -------    --------   -------     -----      ------          --------
CASH USED IN INVESTING ACTIVITIES
Capital expenditures.....................       --          --        --        --          --              (325)
Purchases (sales) of short-term
  investments............................       --      (3,750)    3,750      (145)         --                --
                                           -------    --------   -------     -----      ------          --------
      Net cash provided by (used in)
        investing activities.............       --      (3,750)    3,750      (145)         --              (325)
                                           -------    --------   -------     -----      ------          --------
CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions....................    6,292      16,775       961     1,088          --            54,222
                                           -------    --------   -------     -----      ------          --------
      Net increase (decrease) in cash and
        cash equivalents.................     (658)       (234)       36       (38)      1,235             1,329
Cash and cash equivalents at beginning of
  period.................................      950         292        58        58          94                --
                                           -------    --------   -------     -----      ------          --------
Cash and cash equivalents at end of
  period.................................  $   292    $     58   $    94     $  20      $1,329          $  1,329
                                           =======    ========   =======     =====      ======          ========

                            See accompanying notes.

                                  XENOTECH, LP
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

    Xenotech, LP, a California limited partnership and a development stage enterprise (the "Partnership"), was organized on June 12, 1991 pursuant to a Limited Partnership Agreement between Xenotech, Inc. (the "General Partner"), Cell Genesys, Inc. ("Cell Genesys") and JT Immunotech USA, Inc., the predecessor company of JT America, Inc. and a medical subsidiary of Japan Tobacco, Inc.
("JT America"), (the "Limited Partners"), to develop genetically modified strains of mice which can produce fully human monoclonal antibodies, and to commercialize products generated therefrom. On July 15, 1996, Cell Genesys transferred its partnership interest to its subsidiary, Abgenix Inc. ("Abgenix").

    The General Partner must make cash contributions as necessary to maintain a minimum capital balance of 1.0% of the total positive capital account balances for the Partnership. Since July 1995, net losses are allocated 49.5% to Abgenix, 49.5% to JT America and 1.0% to the General Partner. Prior to July 1995, operating expenses were allocated 99% to JT America and 1.0% to the General Partner until JT America had been allocated, on a cumulative basis, partnership losses and deductions in an amount equal to the sum of JT America's total research support capital contributions and 50.0% of JT America's initial capital contribution. Since 1992, interest income has been allocated 49.5% to Abgenix, 49.5% to JT America and 1.0% to the General Partner. No allocation of expenses and losses shall create a deficit in the Limited Partners' capital accounts. Such item, to the extent it would increase or create such a deficit, shall be allocated 100% to the General Partner. Cash distributions are generally to be made in accordance with the percentage interests.

    See related discussion in Note 3--Related Party Transactions. See Note 6 for a discussion regarding Abgenix's December 1999 acquisition of the 50% interest in Xenotech, LP and Xenotech, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

    Research revenues from partners or their affiliates are recorded when earned as defined under the terms of the respective collaboration agreements. Payments received in advance under these agreements are recorded as deferred revenue until earned (see Notes 3 and 4).

DEPRECIATION

    The Partnership depreciates equipment using the straight-line method over the estimated useful lives of the assets, generally four years.

INCOME TAXES

    The financial statements include no provision for income taxes as Partnership income or loss is reported in the Partners' separate income tax returns.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                                  XENOTECH, LP
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. RELATED PARTY TRANSACTIONS

    Abgenix provides contract research and development services to the Partnership to develop genetically modified strains of mice, which can produce fully human monoclonal antibodies pursuant to a collaboration agreement under which Abgenix receives certain minimum payments. During the years ended 1996, 1997 and 1998, the Partnership paid Abgenix $1,200,000, $2,300,000, $1,656,000, respectively ($42,856,000 for the period from inception to December 31, 1998) to perform research.

    In January 1994, the Partnership, Abgenix and JT America executed an agreement creating the Xenotech Division within Abgenix to conduct ongoing preclinical research of fully human monoclonal antibodies derived from the genetically modified strains of mice. Abgenix and Japan Tobacco Inc. ("Japan Tobacco"), the indirect parent company of JT America, are providing significant funding to the Partnership for research funding and in consideration of the Partnership granting marketing rights for specified products in certain territories to Abgenix and Japan Tobacco (see Note 4). The Partnership reimbursed Abgenix for the costs of the operation of the Xenotech Division. During 1995 and 1996, the Partnership recognized expenses of $5,500,000 and $5,500,000, respectively ($13,300,000 for the period from inception to December 31, 1997) which were paid to Abgenix for the costs of operating the Xenotech Division.

    Pursuant to an agreement dated June 28, 1996, the Xenotech Division was terminated as of December 31, 1996. In conjunction with this agreement, Xenotech paid Abgenix $1,200,000 to satisfy Xenotech's obligations under the Xenotech Division Research Agreement. In addition, Abgenix purchased Xenotech's capital equipment at net book value, and was assigned Xenotech's note receivable, which was reflected as a reduction of capital contributions.

4. RESEARCH REVENUES

    The Partnership recorded research and license revenues of $4,747,000, $1,912,000 and $272,000 and $985,000 for the years ended December 31, 1995,
1996, 1997 and 1998, respectively. The research revenues were derived from research payments made by Japan Tobacco and Abgenix. Of research payments made by Japan Tobacco and Abgenix, $250,000 was deferred revenue at December 31, 1995.

5. CROSS-LICENSE AND SETTLEMENT AGREEMENT

    On March 27, 1997, Cell Genesys announced, along with Abgenix, Xenotech and Japan Tobacco, that it had signed a comprehensive patent cross-license and settlement agreement with GenPharm, International, Inc. ("GenPharm"), a subsidiary of Medarex, Inc., that resolved all related litigation and claims between the parties. As initial consideration for the cross-license and settlement agreement, Cell Genesys issued a note to GenPharm due September 30, 1998 for $15,000,000 payable by Cell Genesys and convertible into shares of Cell Genesys common stock. Of this note, $3,750,000 satisfied certain of Xenotech's obligations under the agreement. Japan Tobacco also made an initial payment. During 1997, two patent milestones were achieved and Xenotech was obligated to pay $7,500,000 for each milestone. Xenotech paid $7,500,000 to satisfy the first milestone and recorded a payable to GenPharm for the remaining $7,500,000, which was paid in November 1998. No additional payments will accrue under this agreement. Xenotech has recognized as a non-recurring charge for cross-license and settlement, a total of $22,500,000.

                                  XENOTECH, LP
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. SUBSEQUENT EVENT

    On December 20, 1999, Abgenix executed several agreements with Japan Tobacco and JT America that became effective December 31, 1999 under which Abgenix acquired JT America's interest in the XenoMouse, which is useful for generating fully human antibody drugs used in treating a wide range of diseases. Under the agreements, Abgenix paid $47.0 million in cash to JT America for its 50% interest in the Xenotech joint venture under which the XenoMouse technology was developed. Abgenix also paid $10.0 million as compensation to Japan Tobacco for relinquishment of certain option and license rights. Under the agreements, Japan Tobacco will have a research license to use existing and future XenoMouse technology and options to license the technology for a small number of antigen targets each year, for which Japan Tobacco paid to Abgenix $4.0 million. For all antibody products generated using XenoMouse technology and developed by Japan Tobacco, Japan Tobacco will also make license fee payments to Abgenix as well as royalty payments on any product sales under any product licenses. Abgenix also granted to Japan Tobacco other licenses under related technology. In return for these licenses, Japan Tobacco paid Abgenix $6.0 million. Japan Tobacco also retained product licenses relating to several antigen targets it had previously nominated under the former Xenotech structure. As of the date of Abgenix's acquisition of Japan Tobacco's interest in Xenotech, Xenotech became a wholly-owned subsidiary of Abgenix.

                                  ABENIX, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed financial statements are presented for illustrative purposes only. These statements are not necessarily indicative of Abgenix, Inc.'s our financial position or results of operations for future periods or the results that actually would have been realized had the acquisition and certain transactions (as defined below) occurred. The unaudited pro forma condensed combined financial statements, including the notes thereto, are based on and qualified in their entirety by reference to, and should be read in conjunction with, the reported audited financial statements and unaudited condensed combined financial statements of Abgenix and Xenotech and the notes thereto, which are included elsewhere in this Prospectus.

    The unaudited pro forma condensed financial statements give effect to the Abgenix's acquisition of Japan Tobacco, Inc.'s 50% interest in the Xenotech joint venture for $47.0 million in cash in December 1999.

    The Abgenix Inc. unaudited pro forma condensed combined financial statements give effect to the acquisition accounted for using the purchase method of accounting. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 assumes the acquisition took place on January 1, 1998. The unaudited pro forma combined condensed balance sheet assumes the acquisition took place on September 30, 1999. These pro forma financial statements have been prepared on the basis of assumptions described in the notes including preliminary assumptions relating to the allocation of the purchase price paid. The actual allocation of such purchase price may differ from those assumptions reflected in the Abgenix, Inc. unaudited pro forma condensed combined financial statements after valuations and other procedures are completed.

    The unaudited pro forma condensed combined balance sheet also gives effect to (i) Abgenix's sale of 1,778,000 shares of its common stock in a private placement completed in November 1999 for aggregate net cash proceeds of $71,073,000 and (ii) Abgenix's December 1999 purchase of 418,995 shares of common stock of CuraGen Corporation for $15.0 million. These transactions have been reflected in the unaudited pro forma condensed combined balance sheet as if such transactions had occurred on September 30, 1999. These two transactions have no effect on the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998 or for the nine months ended September 30, 1999.

       (b) Pro forma financial information for the year ended December 31, 1998 and as of September 30, 1999.

                                 ABGENIX, INC.

                         UNAUDITED PRO FORMA CONDENSED

                             COMBINED BALANCE SHEET

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                   AS OF SEPTEMBER 30, 1999
                                        ------------------------------------------------------------------------------
                                                                              PRO FORMA ADJUSTMENTS
                                                                        ---------------------------------
                                                 AS REPORTED                                 PURCHASE
                                        -----------------------------       CERTAIN         OF INTEREST     PRO FORMA
                                        ABGENIX, INC.   XENOTECH, LP     TRANSACTIONS       IN XENOTECH      COMBINED
                                        -------------   -------------   ---------------   ---------------   ----------
ASSETS
Current assets:
  Cash and cash equivalents...........    $  4,251        $  1,329      $  71,073(a)      $ (47,000)(c)     $  14,653
                                                                        $ (15,000)(b)
  Marketable securities...............      51,612              --             --                --            51,612
  Prepaid expenses and other current
    assets............................       4,882              16             --                --             4,898
                                          --------        --------      ---------         ---------         ---------
    Total current assets..............      60,745           1,345         56,073           (47,000)           71,163

Property and equipment, net...........       4,992              --             --                --             4,992
Intangible assets.....................          --              --             --            46,579(d)         46,579
Deposits and other assets.............       1,046              --         15,000(b)           (639)(e)        15,407
                                          --------        --------      ---------         ---------         ---------
                                          $ 66,783        $  1,345      $  71,073         $  (1,060)        $ 138,141
                                          ========        ========      =========         =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................    $    712        $     67      $      --         $      --         $     779
  Deferred revenue....................         125              --             --                --               125
  Accrued product development costs...         926              --             --                --               926
  Other accrued liabilities...........       1,738              --             --               218(f)          1,956
  Current portion of long-term debt...       1,744              --             --                --             1,744
                                          --------        --------      ---------         ---------         ---------
    Total current liabilities.........       5,245              67             --               218             5,530

Long-term debt........................         867              --             --                --               867
Commitments
Stockholders' equity and partners'
  capital:
  Preferred stock, $.0001 per value;
    5,000,000 shares authorized, none
      outstanding
  Common stock........................     108,965              --         71,073(a)             --           180,038
  Partners' paid-in capital...........          --          61,707             --           (61,707)(g)            --
  Additional paid-in capital..........      32,226              --             --                --            32,226
  Deferred compensation...............        (795)             --             --                --              (795)
  Accumulated other comprehensive
    loss..............................        (180)             --             --                --              (180)
  Accumulated deficit.................     (79,545)        (60,429)            --            60,429(g)        (79,545)
                                          --------        --------      ---------         ---------         ---------
    Total stockholder's equity and
      partners' capital...............      60,671           1,278         71,073            (1,278)          131,744
                                          --------        --------      ---------         ---------         ---------
                                          $ 66,783        $  1,345      $  71,073         $  (1,060)        $ 138,141
                                          ========        ========      =========         =========         =========

                            See accompanying notes.

                                 ABGENIX, INC.

                         UNAUDITED PRO FORMA CONDENSED

                        COMBINED STATEMENT OF OPERATIONS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                        FOR THE YEAR ENDED DECEMBER 31, 1998
                                               ------------------------------------------------------
                                                      AS REPORTED
                                               --------------------------    PRO FORMA     PRO FORMA
                                                ABGENIX     XENOTECH, LP    ADJUSTMENTS     COMBINED
                                               ----------   -------------   -----------    ----------
Revenues:
  Revenue from collaborative agreements with
    the Xenotech joint venture...............  $    1,344      $   --         $(1,344)(h)  $       --
  Research and license revenues from Abgenix
    and Japan Tobacco........................          --         985            (760)(h)         225
  Contract revenue...........................       2,498          --              --           2,498
                                               ----------      ------         -------      ----------
    Total Revenues...........................       3,842         985          (2,104)          2,723

Operating expenses:
  Research and development...................      17,588       1,725          (2,408)(h)      16,905
  General and administrative.................       3,405          82           3,106 (i)       6,593
  Equity in losses from the Xenotech joint
    venture..................................         107          --            (107)(j)          --
                                               ----------      ------         -------      ----------
    Total Operating expenses.................      21,100       1,807             591          23,498
                                               ----------      ------         -------      ----------
Operating loss...............................     (17,258)       (822)         (2,695)        (20,775)
Other income and expenses:
  Interest income............................        (961)         --              --            (961)
  Interest expense...........................         530          --              --             530
                                               ----------      ------         -------      ----------
Net loss.....................................  $  (16,827)     $ (822)        $(2,695)     $  (20,344)
                                               ==========      ======         =======      ==========
Net loss per share...........................  $    (3.00)                                 $    (3.63)
                                               ==========                                  ==========
Shares used in computing net loss per
  share......................................   5,602,963                                   5,602,963
                                               ==========                                  ==========

                            See accompanying notes.

                                 ABGENIX, INC.

                         UNAUDITED PRO FORMA CONDENSED

                        COMBINED STATEMENT OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                      -------------------------------------------------
                                                            AS REPORTED
                                                      -----------------------    PRO FORMA    PRO FORMA
                                                      ABGENIX    XENOTECH, LP   ADJUSTMENTS   COMBINED
                                                      --------   ------------   -----------   ---------
Revenues:
  Research and license revenues from Abgenix and
    Japan Tobacco...................................  $     --      $1,155        $  (760)(h) $  1,155
  Contract revenue..................................     5,390          --             --        4,630
                                                      --------      ------        -------     --------
    Total revenues..................................     5,390       1,155           (760)       5,785

Operating expenses:
  Research and development..........................    14,371          29           (760)(h)   13,640
  General and administrative........................     3,428          --          2,330 (i)    5,758
  Equity in income from the Xenotech joint
    venture.........................................      (558)         --            558 (j)       --
                                                      --------      ------        -------     --------
    Total operating expenses........................    17,241          29          2,128       19,398
                                                      --------      ------        -------     --------
Operating income (loss).............................   (11,851)      1,126         (2,888)     (13,613)
Other income and expenses:
  Interest income...................................    (1,954)         --             --       (1,954)
  Interest expense..................................       347          --             --          347
                                                      --------      ------        -------     --------
Net income (loss)...................................  $(10,244)     $1,126        $(2,888)    $(12,006)
                                                      ========      ======        =======     ========
Net income (loss) per share.........................  $  (0.73)                               $  (0.85)
                                                      ========                                ========
Shares used in computing net income (loss) per
  share.............................................    14,049                                  14,049
                                                      ========                                ========

                            See accompanying notes.

                                 ABGENIX, INC.

                          NOTES TO UNAUDITED PRO FORMA

                    CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 -- BASIS OF PRESENTATION

    The Abgenix, Inc. ("Abgenix" or the "Company") unaudited pro forma condensed combined financial statements give effect to the acquisition of Japan Tobacco, Inc.'s 50% interest in the Xenotech joint venture for $47.0 million in cash. The acquisition was accounted for using the purchase method of accounting. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 assume the acquisition took place on January 1, 1998. The unaudited pro forma condensed combined balance sheet assumes the acquisition took place on September 30, 1999.

    The pro forma financial statements have been prepared on the basis of assumptions described in Note 2 including preliminary assumptions related to the allocation of the purchase price. The actual allocation of such purchase price may differ from those assumptions reflected in the pro forma condensed combined financial statements after valuations and other procedures are completed.

    The unaudited pro forma condensed combined balance sheet also gives effect to the Company's sale of 1,778,000 shares of its common stock in a private placement completed in November 1999 for aggregate net cash proceeds of $71,073,000 and the Company's purchase of 418,595 shares of common stock of CuraGen Corporation for $15.0 million in December 1999. These transactions have been reflected in the unaudited pro forma condensed combined balance sheet as if such transactions had occurred on September 30, 1999. These two transactions have no effect on the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998 or for the nine months ended September 30, 1999.

    Below is a table of the estimated acquisition cost, preliminary purchase price allocation and annual amortization of the intangible assets acquired (in thousands):

                                                                             ANNUAL
                                                        AMORTIZATION      AMORTIZATION
                                                      LIVES (IN YEARS)   OF INTANGIBLES
                                                      ----------------   --------------
Estimated acquisition cost:
  Cash consideration.....................  $47,000
  Acquisition costs......................      218
                                           -------
    Total estimated acquisition cost.....  $47,218
                                           =======
Purchase price allocation:
  Tangible net assets acquired...........  $   639
  Intangible net assets acquired.........   46,579           15              $3,106
                                           -------                           ------
                                           $47,218                           $3,106
                                           -------                           ------

    Tangible net assets acquired include cash of $640,000 and accrued liabilities of $13,000. The Company's intangible assets consist of core technology and goodwill. Management has not completed its allocation of the purchase price between core technology and goodwill. For purposes of these pro forma condensed combined financial statements, the Company has assumed the intangible asset life of 15 years for both core technology and goodwill.

                                 ABGENIX, INC.

                          NOTES TO UNAUDITED PRO FORMA

              CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- PRO FORMA ADJUSTMENTS

    The Abgenix unaudited pro forma condensed combined financial statements give effect to the following adjustments:

(a) To reflect the issuance of 1,778,000 shares of Abgenix common stock in November 1999 for net proceeds of $71.1 million.

(b) To reflect the purchase of 418,995 shares of CuraGen Corporation common stock in December 1999 for $15.0 million in cash.

(c) To reflect the cash consideration paid for the acquisition of the remaining 50% interest in the Xenotech joint venture.

(d) To reflect the intangible assets recorded as a result of the acquisition.

(e) To reflect the elimination of the intercompany investment account on the Abgenix balance sheet.

(f) To reflect the accrual of acquisition costs arising from the acquisition.

(g) To reflect the elimination of Xenotech's accumulated deficit and partners' paid-in capital balances.

(h) To eliminate the effect of intercompany transactions between Abgenix and Xenotech.

(i) To record the effect of the amortization of intangible assets related to the acquisition of the Xenotech joint venture using a 15 year life.

(j) To eliminate the amount recorded on Abgenix's statement of operations related to its recognition of its equity share in the profits and losses of the Xenotech joint venture prior to the acquisition of the Xenotech joint venture.

       (c)    Exhibits

EXHIBIT NO.     DESCRIPTION

23.1            Consent of Ernst & Young LLP, Independent Auditors

99.1* Multi-Antigen Research License and Option Agreement by and between Abgenix, Inc. and Japan Tobacco Inc. effective December 31, 1999.

99.2*           Amended and Restated Field License by and among Abgenix,
                Inc., JT America Inc. and Xenotech L.P. effective December 31, 1999.

99.3 Agreement to Terminate the Collaboration Agreement by and among Abgenix, Inc., JT America Inc., and Xenotech L.P. effective December 31, 1999.

99.4* Agreement to Terminate the Interest of Japan Tobacco Inc. in the Master Research License and Option Agreement by and among Abgenix, Inc., Japan Tobacco Inc. and Xenotech L.P. effective December 31, 1999.

99.5* Amendment of the Expanded Field License by and among Abgenix, Inc., JT America Inc. and Xenotech L.P. effective December 31, 1999

99.6 Limited Partnership Interest and Stock Purchase Agreement between Abgenix, Inc. and JT America Inc. made December 20, 1999.

99.7* License Agreement by and between Abgenix, Inc. and Japan Tobacco Inc. effective December 31, 1999.

*Confidential Treatment Requested.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ABGENIX, INC.

Date:  January 28, 2000

                                 By:     /s/ R. Scott Greer
                                 --      ------------------
                                          R. Scott Greer
                                          President and Chief Executive Officer